THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SOUTHPEAK INTERACTIVE, L.L.C., THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED TERM NOTE

FOR VALUE RECEIVED, SOUTHPEAK INTERACTIVE, L.L.C., a Virginia limited liability company (the “Borrower”), hereby promises to pay to FI Investment Group, LLC, a Virginia limited liability company (the “Holder”), or its registered assigns or successors in interest, the sum of Two Million Dollars ($2,000,000) (the “Principal Amount”), together with any accrued and unpaid interest thereon, on the six month anniversary date of this Secured Term Note (the “Note”) (the “Maturity Date”), if not sooner paid; or if this Note becomes convertible in accordance with the terms set forth herein, the Principal Amount, together with any accrued and unpaid interest, will be payable on demand by the Holder.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the “Purchase Agreement”).

The Borrower entered into that Agreement and Plan of Reorganization (the “Reorganization Agreement”) dated January 15, 2008 among the Borrower, SouthPeak Interactive Corporation, Global Services Partners Acquisition Corp., GSPAC Merger Company and the members of the Borrower. If the closing of the transactions contemplated under the Reorganization Agreement (the “GSPAC Closing”) fails to consummate on or before April 30, 2008 (the “Conversion Date”), then on the Conversion Date, this Note shall become convertible at the option of the Holder and shall be referred to at such time as a “Secured Convertible Demand Note” as more fully described in Section 1.2(b) and Article III (but for purposes of this Note, it shall be continued to be referred to herein as the “Note”).

ARTICLE I
INTEREST AND INTEREST PAYMENTS

1.1 Interest, Rate. Subject to Section 4.9 hereof, upon issuance this Note shall bear interest, on a monthly basis, at a rate equal to fourteen percent (14%) per annum.

1.2 Payments. The Principal Amount shall be payable as follows:

(a) If the GSPAC Closing is consummated on or before the Conversion Date, the Principal Amount shall be payable in cash in full on the Maturity Date. Accrued interest payments shall be made payable to Holder in cash on a monthly basis, beginning on the one (1) month anniversary of the execution of the Note and each month thereafter on the same date, until the Maturity Date or until this Note has otherwise been paid in full.

(b) If the GSPAC Closing is not consummated on or before the Conversion Date, this Note shall convert to a “Secured Convertible Demand Note” on the Conversion Date, and, commencing on the Maturity Date, the Principal Amount shall be payable in cash in full on written demand of the Holder within ten (10) business days after Holder makes such written demand (“Demand Right”). Accrued interest payments shall be made payable to Holder in cash on a monthly basis, beginning on the one (1) month anniversary of the execution of the Note and each month thereafter on the same date, until either (i) the Holder exercises its Demand Right, (ii) the Holder exercises its Conversion Option, or (iii) this Note has otherwise been paid in full. Notwithstanding the foregoing, the Holder’s Demand Right, and all other rights to repayment of the Principal Amount, terminate upon the Holder’s exercise of its Conversion Option.

ARTICLE II
REPAYMENT

2.1 Optional Redemption of Principal Amount.

(a) Consummation of GSPAC Closing. At any time after consummation of the GSPAC Closing, the Borrower will have the option of prepaying the outstanding Principal Amount (“Optional Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred percent (100%) of the portion of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any Related Agreement (the “Redemption Amount”), on the Redemption Payment Date (as defined below). The Borrower shall deliver to the Holder a notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be not less than ten (10) business days after the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount shall be paid in good funds to the Holder. If the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void. If a GSPAC Closing fails to occur on or before the Conversion Date, the Borrower’s Optional Redemption rights set forth in this Section 2.1(a) shall terminate on the Conversion Date.

(b) No GSPAC Closing.

(i) If the GSPAC Closing fails to occur on or before the Conversion Date, the Borrower will have the option, at any time after the Maturity Date, to elect to make an Optional Redemptionby paying the Redemption Amount on the Redemption Payment Date. The Borrower shall deliver to the Holder the Notice of Redemption, specifying a Redemption Payment Date, which date shall be not less than fifteen (15) business days after the date of the Notice of Redemption. Except as otherwise provided in Section 2.1(b)(ii), on the Redemption Payment Date, the Redemption Amount shall be paid in good funds to the Holder. If the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void. Partial payment of the Redemption Amount is not permitted under this Section 2.1(b)(i).

(ii) Notwithstanding receipt of the Notice of Redemption under Section 2.1(b)(i), the Holder shall have the right to exercise the Conversion Option by delivering written notice of such exercise to the Borrower on or before the fifth (5th) business day prior to the Redemption Payment Date (the “Conversion Deadline”) in accordance with Section 3.3. The class of Equity Securities (as defined below) to be issued to the Holder under this Section 2.1(b)(ii) shall be common stock or membership interests, as applicable, and the amount to be issued shall be determined though utilization of the formula set forth in Section 3.1(a)(A) below. If the Holder fails to exercise its Conversion Option on or before the Conversion Deadline, the Borrower shall pay the Redemption Amount in good funds on the Redemption Payment Date. If the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void. Partial payment of the Redemption Amount is not permitted under this Section 2.1(b)(ii).

(iii) If, after the Holder exercises its Conversion Option under Section 2.1(b)(ii), a Financing Event (as defined below) closes before June 30, 2009, the Holder shall have the right to convert the Equity Securities it received under Section 2.1(b)(ii) (which Equity Securities shall be equal in value to the total outstanding Principal Amount, accrued interest and any failed payment fee(s) that was converted under such Section) into Tag Along Conversion Stock (as defined below) (the “Securities Conversion Option”), with the number of shares of Tag Along Conversion Stock determined through whichever of the methods/formulas set forth in Sections 3.1(a)(A) and 3.1(a)(B) results in the highest number of shares of Tag Along Conversion Stock issued by the Borrower.

2.2 Issuance of Replacement Note. Upon any partial prepayment of this Note, a replacement Note containing the same date and provisions of this Note (to the extent such provisions remain applicable at such time) shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been paid. Subject to the provisions of Article IV, the Holder will pay no costs, fees or any other consideration to the Borrower for the production and issuance of a replacement Note.

ARTICLE III
CONVERSION & DEMAND OF REPAYMENT

3.1 Conversion. In the event that this Note converts to a “Secured Convertible Demand Note” on the Conversion Date, then commencing on the Maturity Date, the Borrower, upon demand by the Holder (the “Conversion Option”), shall be required to exchange and convert the Note into fully paid and non-assessable shares of the Borrower’s equity securities (the “Equity Securities”, it being understood that such Equity Securities may be in the form of membership interests if the Company remains a limited liability company at the time of conversion of this Note or stock, if the Company has converted to a corporation at the time of the conversion of this Note) as follows:

(a) Concurrently with the closing of the next round of public or private financing secured by the Borrower that closes before June 30, 2009 (the “Financing Event”), the class of Equity Securities to be issued to Holder shall be of the same class offered as part of the Financing Event, and such Equity Securities shall be issued with accompanying rights and privileges materially similar to those offered as part of the Financing Event (the “Tag Along Conversion Stock”; for convenience, the use of this term assumes that the Company is a corporation at the time of conversion, it being understood that if the Equity Securities are converted into membership interests at the time of conversion, the term will refer to membership interests acquired in such conversion). Concurrently with a Financing Event, at the election of the Holder, as an alternative to its Demand Right set forth in Section 1.2(b), all amounts due under the Note shall convert to the number of shares of Tag Along Conversion Stock as determined through whichever of the following methods/formulas set forth below results in the highest number of shares of Tag Along Conversion Stock issued by the Borrower:

A. total outstanding Principal Amount and accrued interest due (and failed payment fee(s) if incurred) / ($31,600,000 / total outstanding capital stock of Borrower on an as-converted basis on date of conversion);

or

B. total outstanding Principal Amount and accrued interest (and failed payment fee(s) if incurred) due X the price per share paid (ignoring the effect of any stock splits or other mechanisms adopted at the time of conversion to arrive at a per share value that do not change the economic substance or value of the converted Equity Securities) by the investor(s) participating in the Financing Event.

(b) In the event that no Financing Event occurs before June 30, 2009 and the Holder has not exercised its Conversion Option under Section 2.1(b)(ii), then on June 30, 2009 (the “Final Conversion Date”), provided Holder has given five (5) business days written notice of its desire to exercise the Conversion Option, the class of Equity Securities to be issued to Holder shall be common stock or membership interests, as applicable, and the amount to be issued shall be determined though utilization of the formula set forth in Section 3.1(a)(A) above.

If Holder elects not to exercise its Conversion Option in accordance with Section 2.1(b)(ii) or Section 3.1, the Note shall become due and payable on the Final Conversion Date.

Borrower understands and agrees the Conversion Option set forth herein is provided to Holder in addition to any other right or remedy set forth herein, including but not limited to its Demand Right, and at no time shall such Conversion Option be deemed a required or automatic obligation of the Holder.

3.2  Fractional Shares. No fractional Equity Securities shall be issued upon conversion of this Note under Section 3.1. In lieu of the Borrower issuing any fractional Equity Securities to the Holder upon the conversion of this Note, the Borrower shall pay to the Holder the amount of the outstanding Principal Amount in cash that is not so converted.

3.3 Conversion Procedure. To exercise the Conversion Option or the Securities Conversion Option, Holder shall surrender this Note or its Equity Securities, respectively, at the principal corporate office of the Borrower and give written notice of such exercise to the Borrower at its principal corporate office in accordance with Section 5.2 and shall state therein the name or names in which the certificate or certificates for Equity Securities are to be issued. The Borrower shall, at its expense, as soon as practicable after the Financing Event (in the case of a conversion under Section 2.1(b)(iii) or Section 3.1(a)), the Final Conversion Date (in the case of a conversion under Section 3.1(b)), or the date that the Borrower receives written notice of such exercise (in the case of a conversion under Section 2.1(b)(ii)) issue and deliver to the Holder a certificate or certificates (bearing such legends as are required by the Purchase Agreement and Related Agreements and applicable state and federal securities laws in the opinion of counsel to the Borrower) for the full amount of Equity Securities to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of the Financing Event (in the case of a conversion under Section 2.1(b)(iii) or Section 3.1(a)), as of the Final Conversion Date (in the case of a conversion under Section 3.1(b)), or as of the date that the Borrower receives written notice of such exercise (in the case of a conversion under Section 2.1(b)(ii)), and the person or persons entitled to receive the Equity Securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Equity Securities as of such date.

ARTICLE IV
EVENTS OF DEFAULT

Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holder shall be the outstanding Principal Amount of the Note (plus accrued and unpaid interest and fees, if any) (the “Default Payment”). The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement or the Related Agreements, then to accrued and unpaid interest due on the Note and then to the outstanding Principal Amount of the Note.

The occurrence of any of the following events set forth in Sections 4.1 through 4.8, inclusive, is an “Event of Default”:

4.1 Failure to Make Payments. The Borrower fails to pay when due any amount hereon in accordance herewith, and in any such case, such failure shall continue for a period of five (5) business days following receipt of notice of default.

4.2 Breach of Covenant. The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, or the Borrower or any of its Subsidiaries breaches any covenant or any other term or condition of any Related Agreement in any material respect, and, in any such case, such breach, if subject to cure, continues for a period of thirty (30) days after the Borrower’s receipt of written notice from Holder of such breach.

4.3 Breach of Representations and Warranties. Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

4.4 Receiver or Trustee. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $150,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries and not stayed within thirty (30) days.

4.7 Stop Trade. A Securities and Exchange Commission (the “SEC”) stop trade order or Principal Market trading suspension of the Equity Securities shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the stock on another Principal Market within sixty (60) days of such notice. The “Principal Market” for the stock shall include the OTC Bulletin Board, NASDAQ Capital Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Equity Securities).

4.8 Default Under Related Agreements or Other Agreements. The occurrence and continuance of any Event of Default (as defined in the Purchase Agreement or any Related Agreement) or any event of default (or similar term) under any other indebtedness, which default has not been cured under the cure provisions associated with any such event of default.

4.9 Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall accrue in an amount equal to one and a half percent (1.5%) per month (eighteen percent (18%) per annum), and all outstanding obligations under this Note shall continue to accrue such interest from the date of such Event of Default until the date such Event of Default is cured or waived.

4.10 Cumulative Remedies. The remedies under this Note shall be cumulative.

ARTICLE V
MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for the Holder, or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

5.3 Amendment Provision. The term “Note”, “Secured Term Note”, or “Secured Convertible Demand Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 2.2 hereof, as it may be amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. This Note shall not be assigned by the Borrower without the consent of the Holder.

5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to principles of conflicts of laws. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of the Holder.

5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.7 Security Interest and Subsidiary Guaranty. The Holder has been granted a security interest in certain assets of the Borrower as more fully described in the Term Note Security Agreement dated as of the date hereof. The obligations of the Borrower under this Note are guaranteed by SouthPeak Interactive Limited, a private company limited by shares incorporated under the laws of England and Wales and the Borrower’s wholly-owned subsidiary, pursuant to the Secured Subsidiary Guaranty dated as of the date hereof.

5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.9 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to the Holder all costs of collection, as reasonably permitted under the laws of the Commonwealth of Virginia.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Borrower has caused this Secured Term Note to be signed in its name effective as of this 27th day of February, 2008.

SOUTHPEAK INTERACTIVE, L.L.C.

By:
Terry Phillips, Manager